UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2021

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on August 25, 2021, Newell Brands Inc. (the “Company”) instructed U.S. Bank National Association, the trustee (“U.S. Bank”) for the Company’s 3 3/4% Notes due 2021 (the “Newell Notes”), and Société Générale Luxembourg, the paying agent, transfer agent, registrar, and authenticating agent (the “Paying Agent”) for the Company’s 3 3/4% Senior Notes due 2021 (the “Jarden Notes”), for which Wells Fargo Bank, National Association serves as trustee (“Wells Fargo”) to respectively deliver a notice of redemption to the holders of the Newell Notes and the Jarden Notes. On September 24, 2021, the Company instructed U.S. Bank and the Paying Agent to deliver a supplemental notice of redemption price to the respective holders of the Newell Notes and the Jarden Notes, notifying such holders of the amount of the redemption price, calculated in accordance with the terms of the Notes, which shall be equal to 100.030%, or €1,000.30 per €1,000 principal amount of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: September 24, 2021	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal & Administrative Officer and Corporate Secretary